EXHIBIT 99.2

Letter to Stockholders

August 7, 2024

Dear Harrow Stockholders:

My last Letter to Stockholders outlined three of Harrow’s key operational initiatives from our Five-Year Strategic Plan (see page 2 of my March 23, 2023 Letter to Stockholders): (1) building a formidable dry eye disease franchise, including successfully launching VEVYE®; (2) continuing to lay the foundation for Harrow’s retina franchise with IHEEZO® and TRIESENCE®; and (3) stabilizing ImprimisRx® and our recently acquired Anterior Segment Products and returning them to a growth trajectory. The Harrow team made significant progress on each objective during the second quarter, delivering record financial results and positioning the business to accelerate financial growth and relevance in the coming years.

Revenues for the second quarter of 2024 surged to a record of $48.9 million, a 46% increase over the prior year’s second quarter revenues of $33.5 million and a 42% sequential increase over the first quarter of 2024 revenues of $34.6 million. Despite investing in growing the VEVYE commercial team to capitalize on the product’s new prescription and refill momentum, our GAAP net loss for the second quarter of 2024 was $(6.5) million, and Adjusted EBITDA (a non-GAAP measure1) was $8.8 million. GAAP gross margins were 74% for the second quarter of 2024 compared to 70% in the same period in 2023, with core gross margins (a non-GAAP measure) floating up to 79% in the second quarter of 2024 from 78% in the same period in 2023. Two final points related to our second quarter results that illustrate that our promises are being kept and our plans are paying off: (1) our ImprimisRx compounding subsidiary achieved the highest quarterly revenue in its history, and (2) the second quarter of 2024 marked the first quarter in which revenues from our branded products meaningfully exceeded those from ImprimisRx – a trend we believe should accelerate.

We expect that revenue in the back half of 2024 should substantially outperform revenue in the first half of this year, especially if TRIESENCE is relaunched. I remain confident that our 2024 revenue will be “greater than” $180 million (excluding any TRIESENCE contribution), and given our progress and momentum, I believe that it’s really a question of how much “greater than” $180 million it will be.

Harrow’s Dry Eye Disease Franchise

Our presence in the Dry Eye Disease (DED) market, a multi-billion-dollar annual opportunity, is anchored by VEVYE, a patented formulation of 0.1% cyclosporine delivered in a semifluorinated alkane vehicle, which is indicated for the treatment of the signs and symptoms of dry eye disease. The prescribing momentum for VEVYE is intensifying as total prescription volumes for the second quarter increased 212% from the first quarter of 2024.

For patients suffering from DED – whether they are newly diagnosed or have failed many of the other not-so-great prescription choices – VEVYE works quickly, has strong data demonstrating efficacy as far out as 56 weeks, only requires twice daily (or BID) dosing, and is extraordinarily tolerable relative to nearly all other product choices. Harrow provides DED patients and their prescribers with a generous access program – to ensure that DED patients who are prescribed VEVYE can get their prescriptions filled. There is more work to do, but we believe we are building a powerful DED franchise and that over time, VEVYE’s market share will continue to grow, giving it a chance to become a category leading prescription DED product.

More good news as we continue to achieve VEVYE Market Access wins, including New York Medicaid and in California, MediCal. MediCal patients now receive VEVYE without a co-pay! Other notable successes include adding Michigan Medicaid (2.2 million lives), which began August 1st, and Texas Medicaid (3.4 million lives), which will begin August 8th. We anticipate having 100% Medicaid access by the time we report results for the third quarter. In addition, VEVYE access to commercial payers has now increased to 58%.

1 A reconciliation of all non-GAAP measures can be found starting on page 8 of this letter.

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Since VEVYE’s launch in January 2024, despite having a small (but mighty) sales force, a growing number of eyecare professionals have prescribed VEVYE, allowing it to gain market traction quickly. The U.S. DED market is among the largest market opportunities in eyecare, and despite our progress to date, VEVYE’s share is only a tiny percentage of the overall DED prescription market – we’ve barely scratched the surface of what this product can achieve! That said, because of the Harrow team’s outstanding work executing the VEVYE launch (see slide #8 of our updated corporate presentation), positive ongoing prescribing and refilling trends, and market access wins, we opened additional VEVYE territories, expanding our field force to drive growth. This investment is a strategic bet – supported by evidence that the odds of success are heavily in our favor – that VEVYE has a long way to go and will be a major driver of cash flow and stockholder value for many years.

Serving the Retina Market

Harrow remains committed to building and growing a presence in the U.S. retina market. Currently, our portfolio is led by (1) IHEEZO, a novel topical anesthetic gel indicated for ocular surface anesthesia and utilized by retina specialists for anesthetizing the eye during office-based procedures such as intravitreal injections, and (2) TRIESENCE, the only product indicated for visualization of the vitreous during vitrectomy and the treatment of posterior uveitis and other posterior segment conditions.

I recently attended the 2024 American Society of Retina Specialists (ASRS) Annual Meeting, which took place in Stockholm, Sweden. While at the conference, I and other members of Harrow’s management team met with more than a dozen leading U.S. retina specialists. Our objective was to begin to create Harrow’s persona in the U.S. retina market. The retina community is highly concentrated in terms of the number of retina-focused pharmaceutical companies, the retina specialists themselves, and the private equity groups that control large swaths of this attractive market. During our meetings, we introduced Harrow and shared our story, discussed the many benefits of IHEEZO, updated potential customers about when they might expect to be able to order TRIESENCE again, and discussed other retina programs we have been considering. (Yes, we remain on the hunt for reasonably priced assets and businesses with wonderful economics that will further Harrow’s long-term value and reputation). It was a terrific meeting; and we made a lot of headway beginning to introduce Harrow to this tremendously exciting segment of the ophthalmic market.

IHEEZO Update

On March 12, 2024, the Centers for Medicare & Medicaid Services (CMS) confirmed separate reimbursement of IHEEZO in the physician’s office. In a separate communication that same day, CMS confirmed IHEEZO payment for both unilateral and bilateral same-day procedures, which began July 1, 2024, and is retroactive to January 1, 2024. On April 12, 2024, the American Academy of Ophthalmology (AAO) published a recognition that IHEEZO was payable in the office setting of care.

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IHEEZO sales have begun to ramp up. Specifically, quarterly customer unit demand volumes nearly doubled – up 98%, from 15,176 units in the first quarter of 2024 to 30,016 units in the second quarter of 2024. This surge helped push IHEEZO revenue to $11.3 million during the second quarter of 2024. (Keep in mind that customer unit demand and product-specific revenue, although somewhat correlated, are not one and the same, and we recognize revenue based on distributor purchases – not sales to an end user/customer.) These strong numbers are a nice tailwind, but we have a lot more work to do. For example, our team is making significant progress in increasing the overall number of IHEEZO accounts and the number of procedures IHEEZO is used for within the practice. Remember, like VEVYE, we have barely scratched the surface of what IHEEZO can achieve, given its unique properties and performance characteristics.

We’ve made great strides in signing new IHEEZO agreements with strategic accounts, which will fuel the IHEEZO growth we expect in the back half of 2024 and for years to come. As of the close of the second calendar quarter, we had signed 17 supply contracts for IHEEZO, including 10 new ones in the second quarter alone. Furthermore, without preempting the third quarter results announcement in November, since the close of the second quarter, we’ve signed seven additional strategic account supply agreements, including a recent agreement with the largest and highest volume U.S. retina practice group. Like the other IHEEZO agreements we’ve signed, we expect this agreement will be phased in, beginning in the third quarter and kicking in with higher volumes in the fourth quarter of this year and, to a greater extent, during 2025. These agreements, and especially the last agreement I referenced, are phenomenal achievements and are an early indication of the impact that Greg DiPasquale is having as he begins to lead our commercial organization!

TRIESENCE Update

I am also pleased to confirm that the second commercial-scale process performance qualification (PPQ) batch of TRIESENCE (Batch 2) was produced during the week of July 8. Thus far, Batch 2 has passed initial analytical tests. However, before we declare victory for this batch, we must pass a few remaining critical tests, and we expect to have the final data set very shortly. That said, the Batch 2 analytical data, thus far, evidences that it was closer to the optimal specifications than PPQ Batch 1 – providing us with confidence that our proprietary process is robust and repeatable. Assuming Batch 2 remains in specification, with one more successful PPQ batch and the filing of some paperwork needed before the commercial relaunch of TRIESENCE, the third and hopefully final TRIESENCE PPQ batch (Batch 3) is now scheduled for manufacture this month. More work is left to be done, but we remain upbeat about a potential 2024 TRIESENCE relaunch.

I also want to highlight that after my meetings with leading retina specialists at ASRS, I remain confident about the market need and interest in TRIESENCE and our ability to monetize the units we produce – in the near and medium term.

Harrow’s Anterior Segment Franchise and ImprimisRx

Harrow’s anterior segment business continues to perform, providing our customers with a broad portfolio of high-value, accessible, and affordable products to choose from. It is worth noting that Anterior Segment revenue in the second quarter of 2024 grew by over 40% from the first quarter of 2024. Not bad! While we expect to experience quarter-to-quarter revenue variability, the overall revenue trend for this part of our business is improving.

ImprimisRx, Harrow’s compounding business, as promised, has stabilized and is now firmly back in a growth mode, producing record quarterly revenues during the second quarter of 2024.

From a financial perspective, these two parts of our business are now generating stable streams of cash for Harrow stockholders.

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Opening Additional Markets For Harrow Products

Recently, Harrow announced that it had entered into an agreement with Apexus™ to make IHEEZO and other key Harrow products available through its 340B Prime Vendor Program (PVP). This agreement provides Harrow access to the hospital setting of care and an opportunity to sell its products to Apexus PVP participants, which include 44% of all U.S. hospitals. Through this agreement, PVP hospital participants and their patients, especially vulnerable patient populations, will now have access to high-quality products, such as IHEEZO, at discounted prices. Apexus handles all marketing, promotional activities, support services, and training for PVP participants. It is also important to note that, under the 340B PVP program terms, units sold are excluded from a company’s Average Sales Price (ASP) calculation.

In addition, we are constantly reviewing new technologies and relationships in order to advance customer access and decrease our cost structures (e.g., distribution and other “middle-man” costs). This is an active process, and our team is in advanced discussions with several potential vendor partners who may be able to reduce commercial friction and improve our share of what we keep in the transactions for our products that our team facilitates.

Hiring All-Star Talent to Fuel Our Success

We are working to attract talent with the experience to turn the promise of our Five-Year Strategic Plan into reality. Given our humble beginnings, it’s more than exciting to meet some of the highly respected and well-connected people who have recently been interested in or who have joined the Harrow Family. Over the coming quarters, I expect additional big-impact executives to join Harrow – attracted to the growing recognition of the Harrow brand in ophthalmology and phenomenal opportunities for career growth, incentive-based financial rewards, and the ability to truly be the CEO of one’s position. The bottom line is that Harrow continues to add high-performance, disciplined, and highly successful individuals – who can fit into our unique entrepreneurial culture. Harrow is evolving to build an even more extraordinary team to drive growth and long-term value to you, our stockholders.

Melt Pharmaceuticals

Melt Pharmaceuticals, Inc. (Melt), founded as a subsidiary of Harrow before being deconsolidated, separately funded, and separately managed in 2018, is a clinical-stage pharmaceutical company focused on developing non-opioid, non-IV, sedation therapeutics for medical procedures in the hospital, outpatient, and in-office settings. Melt intends to seek regulatory approval through the U.S. Food and Drug Administration’s (FDA) 505(b)(2) regulatory pathway for its patented small-molecule product candidates. Melt’s core intellectual property is the subject of multiple granted patents in North America, Europe, Asia, and the Middle East. Using funding from its recent $24 million Series B Preferred Stock financing, Melt is conducting its pivotal Phase 3 program for its lead drug candidate, MELT-300, and expects to announce its topline readout in the fourth quarter of 2024. Harrow owns approximately 46% of Melt’s equity interests and a 5% royalty interest in MELT-300.

The promise of Melt to a patient needing sedation for a procedure is a needle-free experience without the use of opioid-based medications. For many millions of annual procedures in the U.S. alone, a sublingual non-opioid form of sedation can do the trick! Imagine a world where a small wafer “melts” under your tongue and provides a sufficient level of sedation to complete a procedure – say, for example, a cataract surgery – without the use of opioids. We have high hopes that MELT-300 can eventually be used for numerous other procedures in eyecare and beyond. It’s a very exciting opportunity and something I am proud to have been a part of – especially as Melt approaches generating pivotal data on its lead MELT-300 program.

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According to Melt, as of the publication of this Letter to Stockholders, enrollment in its MELT-300 Phase 3 study, which began in late May, is going exceptionally well. Over 300 patients of the expected 528 patients have completed the study. Because of the rapid enrollment to date, I expect Melt may receive a topline readout before I write my next Letter to Stockholders.

Some Harrow stockholders have asked how positive MELT-300 Phase 3 data or an FDA-approval would affect Harrow. To be clear, upon approval of MELT-300, ImprimisRx would lose revenue from the compounded MKO Melt formulation. However, in return, Harrow expects to realize an increase in the value of our Melt equity and, depending on the pricing for MELT-300, a royalty that should far exceed the profits we earn selling MKO Melt. From a commercial perspective, in 2024, with a forecast of selling over 150,000 MKO Melt units to approximately 700 accounts, if there is an FDA-approved alternative to MKO Melt, overall commercial interest should increase markedly, creating a near “no-brainer” product launch opportunity.

In summary, from my perspective, Melt is a wonderful (and potentially large) upside-only option for Harrow stockholders.

Conclusion

While even greater accomplishments await us, our growing success is undeniable. This Letter to Stockholders underscores the strong foundation we have built, positioning us to grow into a leadership role in our industry.

Harrow is led by Harrow stockholders and is managed for the benefit of Harrow stockholders. Every member of the Harrow Family is vested in the sustainable value of Harrow’s stock. Our commitment to aligning stockholders’ and customers’ interests is central to how we’ve built our business and will continue to drive our unwavering commitment to providing innovative solutions to help eyecare professionals safeguard the precious gift of sight.

Finally, as excited as I am to report on the second quarter, the third quarter has started just as strongly, and we are well positioned to meet all our targets for the second half of the year.

Thank you for your continued trust and investment in our journey.

Sincerely,

Mark L. Baum

Founder, Chairman of the Board, and Chief Executive Officer

Nashville, Tennessee

Index to Previous Letters to Stockholders

2024	2023	2022	2021	2020	2019
	4Q 2023	4Q 2022	4Q 2021	4Q 2020	4Q 2019
	3Q 2023	3Q 2022	3Q 2021	3Q 2020	3Q 2019
	2Q 2023	2Q 2022	2Q 2021	2Q 2020
1Q 2024	1Q 2023	1Q 2022	1Q 2021	1Q 2020

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Second Quarter 2024 Financial Overview

GAAP Operating Results

Selected financial highlights regarding GAAP operating results for the three months and six months ended June 30, 2024 and for the same periods in 2023 are as follows:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Total revenues	$48,939,000	$33,470,000	$83,526,000	$59,573,000
Cost of sales	12,539,000	10,000,000	23,092,000	18,271,000
Gross profit	36,400,000	23,470,000	60,434,000	41,302,000
Selling, general and administrative	31,817,000	19,957,000	60,630,000	35,845,000
Research and development	3,053,000	1,161,000	5,202,000	1,895,000
Total operating expenses	34,870,000	21,118,000	65,832,000	37,740,000
Income (loss) from operations	1,530,000	2,352,000	(5,398,000)	3,562,000
Total other expense, net	7,348,000	6,596,000	13,985,000	14,737,000
Income tax (expense) benefit	(655,000)	15,000	(655,000)	303,000
Net loss attributable to Harrow, Inc.	$(6,473,000)	$(4,229,000)	$(20,038,000)	$(10,872,000)
Net loss per share of common stock, basic and diluted	$(0.18)	$(0.14)	$(0.56)	$(0.36)

Core Results (Non-GAAP Measures)

Core Results (non-GAAP measures), which we define as the after-tax earnings and other operational and financial metrics generated from our principal business, for the three months and six months ended June 30, 2024 and for the same periods in 2023 are as follows:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Total revenues	$48,939,000	$33,470,000	$83,526,000	$59,573,000
Gross margin	74%	70%	72%	69%
Core gross margin(1)	79%	78%	77%	77%
Net loss	(6,473,000)	(4,229,000)	(20,038,000)	(10,872,000)
Core net loss(1)	(2,047,000)	(494,000)	(11,836,000)	(1,536,000)
Adjusted EBITDA(1)	8,803,000	11,005,000	9,030,000	16,347,000
Basic and diluted net loss per share	(0.18)	(0.14)	(0.56)	(0.36)
Core basic and diluted net loss per share(1)	(0.06)	(0.02)	(0.33)	(0.05)

(1)	Core gross margin, core net loss, core basic and diluted net loss per share (collectively, “Core Results”), and Adjusted EBITDA are non-GAAP measures. For additional information, including a reconciliation of such Core Results and Adjusted EBITDA to the most directly comparable measures presented in accordance with GAAP, see the explanation of non-GAAP measures and reconciliation tables at the end of this Letter to Stockholders.

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FORWARD-LOOKING STATEMENTS

Management’s remarks in this stockholder letter include forward-looking statements within the meaning of federal securities laws. Forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond Harrow’s control, including risks and uncertainties described from time to time in its Securities and Exchange (SEC) filings, such as the risks and uncertainties related to the Company’s ability to make commercially available its FDA-approved products and compounded formulations and technologies, and FDA approval of certain drug candidates in a timely manner or at all.

For a list and description of those risks and uncertainties, please see the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, subsequent Quarterly Reports on Form 10-Q, and other filings with the SEC.

Harrow’s results may differ materially from those projected. Harrow disclaims any intention or obligation to update or revise any financial projections or forward-looking statements whether because of new information, future events or otherwise. This stockholder letter contains time-sensitive information and is accurate only as of today.

Additionally, Harrow refers to non-GAAP financial measures, specifically Adjusted EBITDA, adjusted earnings, core gross margin, core net income (loss), and core basic and diluted net income (loss) per share. A reconciliation of non-GAAP measures with the most directly comparable GAAP measures is included in this letter.

No compounded formulation is FDA-approved. All compounded formulations are customizable. Other than drugs compounded at a registered outsourcing facility, all compounded formulations require a prescription for an individually identified patient consistent with federal and state laws.

All trademarks, service marks, and trade names included or referenced in this publication are the property of their respective owners.

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Non-GAAP Financial Measures

In addition to the Company’s results of operations determined in accordance with U.S. generally accepted accounting principles (GAAP), which are presented and discussed above, management also utilizes Adjusted EBITDA and Core Results, unaudited financial measures that are not calculated in accordance with GAAP, to evaluate the Company’s financial results and performance and to plan and forecast future periods. Adjusted EBITDA and Core Results are considered “non-GAAP” financial measures within the meaning of Regulation G promulgated by the SEC. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting its business. Management believes Adjusted EBITDA and Core Results provide meaningful supplemental information regarding the Company’s performance because (i) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making; (ii) they exclude the impact of non-cash or, when specified, non-recurring items that are not directly attributable to the Company’s core operating performance and that may obscure trends in the Company’s core operating performance; and (iii) they are used by institutional investors and the analyst community to help analyze the Company’s results. However, Adjusted EBITDA, Core Results, and any other non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Further, non-GAAP financial measures used by the Company and the way they are calculated may differ from the non-GAAP financial measures or the calculations of the same non-GAAP financial measures used by other companies, including the Company’s competitors.

Adjusted EBITDA

The Company defines Adjusted EBITDA as net loss, excluding the effects of stock-based compensation and expenses, interest, taxes, depreciation, amortization, investment loss (income), net, and, if any and when specified, other non-recurring income or expense items. Management believes that the most directly comparable GAAP financial measure to Adjusted EBITDA is net loss. Adjusted EBITDA has limitations and should not be considered as an alternative to gross profit or net loss as a measure of operating performance or to net cash (used in) provided by operating, investing, or financing activities as a measure of ability to meet cash needs.

The following is a reconciliation of Adjusted EBITDA, a non-GAAP measure, to the most comparable GAAP measure, net loss, for the three months and six months ended June 30, 2024 and for the same periods in 2023:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
GAAP net loss	$(6,473,000)	$(4,229,000)	$(20,038,000)	$(10,872,000)
Stock-based compensation and expenses	4,271,000	5,412,000	8,440,000	7,045,000
Interest expense, net	5,471,000	5,704,000	10,886,000	10,451,000
Income taxes	655,000	(15,000)	655,000	(303,000)
Depreciation	453,000	398,000	885,000	690,000
Amortization of intangible assets	2,549,000	2,843,000	5,103,000	5,050,000
Investment loss (income), net	1,923,000	714,000	3,171,000	(1,328,000)
Other (income) expense, net	(46,000)	178,000	(72,000)	5,614,000 (1)
Adjusted EBITDA	$8,803,000	$11,005,000	$9,030,000	$16,347,000

(1)	Includes $5,465,000 for the loss on extinguishment of debt.

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Core Results

Harrow Core Results, including core gross margin, core net loss, and core basic and diluted loss per share exclude (1) all amortization and impairment charges of intangible assets, excluding software development costs, (2) net gains and losses on investments and equity securities, including equity method gains and losses and equity valued at fair value through profit and loss (FVPL), and preferred stock dividends, and (3) gains/losses on forgiveness of debt. In other periods, Core Results may also exclude fair value adjustments of financial assets in the form of options to acquire a company carried at FVPL, obligations related to product recalls, certain acquisition-related items, restructuring charges/releases and associated items, related legal items, gains/losses on early extinguishment of debt or debt modifications, impairments of property, plant and equipment and software, as well as income and expense items that management deems exceptional and that are or are expected to accumulate within the year to be over a $100,000 threshold.

The following is a reconciliation of Core Results, non-GAAP measures, to the most comparable GAAP measures for the three months and six months ended June 30, 2024 and for the same periods in 2023:

For the Three Months Ended June 30, 2024
	GAAP Results	Amortization of Certain Intangible Assets	Investment Gains	Other Items	Core Results
Gross profit	$36,400,000	$2,140,000	$-	$-	$38,540,000
Gross margin	74%				79%
Operating income	1,530,000	2,549,000	-	-	4,079,000
(Loss) income before taxes	(5,818,000)	2,549,000	1,923,000	(46,000)	(1,392,000)
Taxes	(655,000)	-	-	-	(655,000)
Net (loss) income	(6,473,000)	2,549,000	1,923,000	(46,000)	(2,047,000)
Basic and diluted loss per share ($)(1)	(0.18)				(0.06)
Weighted average number of shares of common stock outstanding, basic and diluted	35,618,977				35,618,977

For the Six Months Ended June 30, 2024
	GAAP Results	Amortization of Certain Intangible Assets	Investment Gains	Other Items	Core Results
Gross profit	$60,434,000	$4,280,000	$-	$-	$64,714,000
Gross margin	72%				77%
Operating loss	(5,398,000)	5,103,000	-	-	(295,000)
(Loss) income before taxes	(19,383,000)	5,103,000	3,171,000	(72,000)	(11,181,000)
Taxes	(655,000)	-	-	-	(655,000)
Net (loss) income	(20,038,000)	5,103,000	3,171,000	(72,000)	(11,836,000)
Basic and diluted loss per share ($)(1)	(0.56)				(0.33)
Weighted average number of shares of common stock outstanding, basic and diluted	35,544,312				35,544,312

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For the Three Months Ended June 30, 2023
	GAAP Results	Amortization of Certain Intangible Assets	Investment Gains	Other Items	Core Results
Gross profit	$23,470,000	$2,649,000	$-	$-	$26,119,000
Gross margin	70%				78%
Operating income	2,352,000	2,843,000	-	-	5,195,000
(Loss) income before taxes	(4,244,000)	2,843,000	714,000	178,000	(509,000)
Taxes	15,000	-	-	-	15,000
Net (loss) income	(4,229,000)	2,843,000	714,000	178,000	(494,000)
Basic and diluted loss per share ($)(1)	(0.14)				(0.02)
Weighted average number of shares of common stock outstanding, basic and diluted	30,458,677				30,458,677

For the Six Months Ended June 30, 2023
	GAAP Results	Amortization of Certain Intangible Assets	Investment Losses	Other Items	Core Results
Gross profit	$41,302,000	$4,694,000	$-	$-	$45,996,000
Gross margin	69%				77%
Operating income	3,562,000	5,050,000	-	-	8,612,000
(Loss) income before taxes	(11,175,000)	5,050,000	(1,328,000)	5,614,000	(1,839,000)
Taxes	303,000	-	-	-	303,000
Net (loss) income	(10,872,000)	5,050,000	(1,328,000)	5,614,000	(1,536,000)
Basic and diluted loss per share ($)(1)	(0.36)				(0.05)
Weighted average number of shares of common stock outstanding, basic and diluted	30,379,354				30,379,354

(1)	Core basic and diluted loss per share is calculated using the weighted-average number of shares of common stock outstanding during the period. Core basic and diluted loss per share also contemplates dilutive shares associated with equity-based awards as described in Note 2 and elsewhere in the Condensed Consolidated Financial Statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024.

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